Exhibit 99.2

NEWS RELEASE

Catalyst Biosciences Announces Closing of Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif. – Dec. 22, 2017 – Catalyst Biosciences, Inc. (NASDAQ: CBIO), a clinical-stage biopharmaceutical company focused on developing novel medicines to address hematology indications (the Company), today announced the closing of an underwritten public offering of 1,105,263 shares of its common stock, offered at a price of $9.50 per share to the public. The gross proceeds to the Company from this offering were approximately $10.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. All of the shares in the offering were sold by the Company.

JonesTrading Institutional Services LLC and Ladenburg Thalmann & Co. Inc. are acting as Joint Book-running Managers and LifeSci Capital LLC is acting as a Co-Manager for the proposed offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (SEC) and is effective. A final prospectus supplement relating to the offering has been filed with the SEC and is available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement may also be obtained from JonesTrading Institutional Services LLC, 32133 Lindero Canyon Road, Suite 208, Westlake Village, CA 91361, Attention: Compliance Department, or via telephone at (844) 566-6587 or via email at syndicate@jonestrading.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Catalyst

Catalyst is a clinical-stage biopharmaceutical company developing novel medicines to address hematology indications. Catalyst is focused on the field of hemostasis, including the subcutaneous prophylaxis of hemophilia and facilitating surgery in individuals with hemophilia.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statement of historical facts (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) are forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including, but not limited to, the risk that trials and studies may be delayed and may not have satisfactory outcomes, that human trials will not replicate the results from animal studies, that potential adverse effects may arise from the testing or use of the Company’s products, including the generation of antibodies, the risk that costs required to develop or manufacture the Company’s products will be higher than anticipated, competition and other factors that affect our ability to establish collaborations on commercially reasonable terms and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017 along with other filings with the Securities and Exchange Commission. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

NEWS RELEASE

Contacts:

Investors:	Media:

Fletcher Payne, CFO	Josephine Belluardo, Ph.D.

Catalyst Biosciences, Inc.	LifeSci Public Relations

1.650.871.0761	1.646.751.4361

investors@catbio.com	jo@lifescipublicrelations.com

Source: Catalyst Biosciences, Inc.